Exhibit 5.1

BitFuFu Inc.

111 North Bridge Road, #15-01

Peninsula Plaza, Singapore 179098

20 December 2023

BitFuFu Inc.

We have acted as Cayman Islands legal advisers to BitFuFu Inc. (the “Company”) in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”) to date relating to the merger of the Company with Arisz Acquisition Corp. with the Company as the surviving company (the “Merger”).

This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion letter we have reviewed only originals, copies or final drafts of the following documents, and such other documents as we have deemed necessary:

1.1	the Certificate of Incorporation of the Company dated 16 February 2022 issued by the Registrar of Companies in the Cayman Islands (the “Registrar of Companies”);

1.2	a Certificate of Good Standing in respect of the Company issued by the Registrar of Companies and dated 18 December 2023 (the “Certificate of Good Standing”);

1.3	the Memorandum and Articles of Association of the Company as registered on 16 February 2022 (the “Current M&A”)

1.4	the form of Amended and Restated Memorandum and Articles of Association of the Company to be adopted by a special resolution of the Company and to be effective upon the Redomestication Merger Effective Time (as defined in the Registration Statement), a copy of which is attached hereto as Annexure A (the “Restated M&A”);

1.5	the written resolutions dated 19 December 2023 passed by the sole director of the Company, a copy of which is attached hereto as Annexure B (the “Director Resolutions”)

1.6	the form of written resolutions to be passed by the sole shareholder of the Company, a copy of which is attached hereto as Annexure C (the “Shareholder Resolutions”, and together with the Director Resolutions, the “Resolutions”);

1.7	the Merger Agreement (as defined in the Registration Statement) (the “Merger Agreement”);

1.8	a draft supplemental warrant agreement by and among Arisz Acquisition Corp. (“Arisz”), the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) to amend that certain Warrant Agreement dated November 17, 2021 between Arisz and the Warrant Agent (as amended from time to time), a copy of which is attached hereto as Annexure D (the “Supplemental Warrant Agreement”);

1.9	a certificate from the sole director of the Company addressed to this firm, a copy of which is attached hereto as Annexure E (the “Director’s Certificate”);

1.10	the register of members of the Company dated 18 December 2023 (the “Register of Members”);

1.11	the register of directors and officers of the Company dated 18 December 2023 (the “Register of Directors”); and

1.12	the Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us at the date hereof and only relate to the laws of the Cayman Islands as the same are in force at the date hereof. In giving the following opinions, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate, as to matters of fact, and the Certificate of Good Standing without further verification. We have also relied upon the following assumptions which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same.

2.3	The Resolutions have been, or will be, duly passed in the manner prescribed in the Current M&A (including, without limitation, with respect to the disclosure of interests (if any) by the director of the Company) and in materially the same form as the last draft examined by us and will not be amended, varied or revoked in any respect.

2.4	The Supplemental Warrant Agreement will be duly executed, dated and delivered by all parties thereto in materially the same form as the last draft examined by us.

2.5	The Company will receive money or money’s worth in consideration for the issue of the Class A Ordinary Shares (as defined below) and none of the Class A Ordinary Shares were or will be issued for less than par value.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands;

3.2	the authorised share capital of the Company, with effect upon the Redomestication Merger Effective Time, will be US$50,000 divided into 500,000,000 shares comprising (i) 300,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 200,000,000 Class B Ordinary Shares of a par value of US$0.0001 each;

3.3	with effect upon the Redomestication Merger Effective Time, the Class A Ordinary Shares of a par value of US$0.0001 each (the “Class A Ordinary Shares”), to be offered and sold by the Company as contemplated by the Registration Statement will have been duly authorised for issue and, when:

(i)	issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the Restated M&A; and

(ii)	such issuances of Class A Ordinary Shares have been duly registered in the Company’s register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

3.4	with effect upon the Redomestication Merger Effective Time, any Class A Ordinary Shares which are to be issued pursuant to the Warrants (as defined in the Supplemental Warrant Agreement), when the Warrants are exercisable under the terms of the Supplemental Warrant Agreement, will have been duly authorised for issue and, when:

(i)	issued by the Company in accordance with the terms of the Supplemental Warrant Agreement and in accordance with the Company’s then effective memorandum and articles of association, and

(ii)	such issuances of Class A Ordinary Shares have been duly registered in the Company’s register of members as fully paid shares,

will be, subject to payment of the exercise price therefor under the terms of the Warrants, validly issued, fully paid and non-assessable; and

3.6	the statements under the caption “Taxation” in the prospectus supplement forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.2	Under the Companies Act of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.3	In this opinion the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus and the prospectus supplement included in the Registration Statement. In providing our consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion letter is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Travers Thorp Alberga
TRAVERS THORP ALBERGA

Annexure A

Restated M&A

Annexure B

Director Resolutions

Annexure C

Shareholder Resolutions

Annexure D

Supplemental Warrant Agreement

Annexure E

Director’s Certificate